Exhibit 10.1

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), dated as of June 30, 2011, is by and among HILL INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the undersigned Lenders (as defined below) and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement defined below).

RECITALS:

A. The Borrower is party to that certain Credit Agreement, dated as of June 30, 2009 (as otherwise amended, restated or modified from time to time, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and each a “Lender”), and the Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

B. The Events of Default described on Exhibit A hereto (collectively, the “Specified Defaults”) have occurred and are continuing and the Borrower has requested that the Agent and the Required Lenders forbear from enforcing remedies with respect to the Specified Defaults in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

Section 1. FORBEARANCE. The Administrative Agent and the Secured Parties hereby agree to forbear from enforcing their remedies against the Borrower with respect to the Specified Defaults during the period from the date hereof through the earlier of (a) the date of the occurrence of any Default or Event of Default other than the Specified Defaults and (b) September 30, 2011 (the “Forbearance Period”). Upon the occurrence of any Default or Event of Default (other than the Specified Defaults), the foregoing agreement to forbear from the exercise of remedies with respect to the Specified Defaults shall automatically terminate without any notice or other action by the Administrative Agent or the Secured Parties, any cure period set forth under Section 8.01 of the Credit Agreement shall be deemed to have lapsed, and the Administrative Agent and the Secured Parties may immediately enforce any and all of their rights under the Credit Agreement and the other Loan Documents. The agreement of the Administrative Agent and Secured Parties set forth in this Section 1 is not intended as, nor shall such forbearance or any failure by the Administrative Agent or any Secured Party to enforce any of its rights or remedies with respect to any Default or Event of Default (including, without limitation, the Specified Defaults) on or prior to the Effective Date (as defined below) hereof be deemed to constitute, a waiver of any of the Specified Defaults or of any other Default or Event of Default that now exists or arises after the date hereof or of any of the Administrative Agent’s or any Secured Party’s rights and remedies with respect thereto.

Section 2. PRICING AND AVAILABILITY. In consideration of the agreement of the Agent and the Secured Parties to forbear from the enforcement of remedies in accordance with Section 1 hereof, the undersigned parties hereby acknowledge and agree, notwithstanding anything herein or in any other Loan Document to the contrary, as follows:

(a) during the Forbearance Period, the Applicable Rate shall be determined based on Pricing Level 4 plus, in all cases, 0.50%; and

(b) during the Forbearance Period (subject to any amendment to the Credit Agreement after the date hereof), (i) the Outstanding Amount of all Loans shall not exceed $80,000,000 (after giving effect to any Revolving Borrowing) and (ii) the only Letters of Credit that shall be permitted are (x) such Letters of Credit issued and outstanding as of June 28, 2011, (y) such Letters of Credit requested after June 28, 2011 that meet the requirements set forth in Schedule 2(a), and (z) any other such Letters of Credit with the consent of the Required Lenders.

Section 3. COVENANTS. In consideration of the agreement of the Administrative Agent and the Secured Parties to forbear from the enforcement of remedies in accordance with Section 1 hereof, the Borrower hereby covenants and agrees as follows:

(a) The Borrower shall (i) cooperate fully with the Administrative Agent in engaging a consultant (the “Consultant”) for the purposes of (x) analyzing the reasonableness of the 2011 and 2012 projections delivered to the Administrative Agent, (y) evaluating the Borrower’s short-term liquidity position and usage requirements for the revolving credit facility under the Credit Agreement, and (z) responding to other requests of the Lenders, and (ii) reimburse the Administrative Agent for all reasonable out-of-pocket expenses related thereto as required by Section 10.04 of the Credit Agreement.

(b) Neither the Borrower nor any Subsidiary shall, during the Forbearance Period, enter into any agreement, contract, binding commitment or other arrangement providing for any purchase or other acquisition that would otherwise be permitted by Section 7.03(f) of the Credit Agreement, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any such purchase or other acquisition, without the consent of the Required Lenders.

(c) Neither the Borrower nor any Subsidiary shall, during the Forbearance Period, make any Restricted Payment that would otherwise permitted by Section 7.06 of the Credit Agreement or agree to make any Restricted Payment, without the consent of the Required Lenders.

(d) During the Forbearance Period, the Borrower shall not be permitted to request any Eurodollar Rate Loan; each Eurodollar Rate Loan outstanding on the date hereof shall, at the end of the Interest Period applicable thereto, either be repaid in full or converted to a Base Rate Loan.

Section 4. ACKNOWLEDGMENT OF OBLIGATIONS. The Borrower hereby acknowledges that it is indebted to the Secured Parties for repayment of the outstanding Obligations under the Credit Agreement, the Notes, the other Loan Documents, including, without limitation, the amounts set forth on Schedule 4 hereto as of June 30, 2011, and for any additional accrued interest, costs, indemnification obligations and attorneys’ fees and expenses, as provided in the Loan Documents.

Section 5. CONDITIONS PRECEDENT. The parties hereto agree that the forbearance set forth in Section 1 above shall not be effective until the satisfaction of each of the following conditions precedent (the date on which all such conditions have been satisfied, the “Effective Date”):

(a) Documentation. The Administrative Agent shall have received (i) a counterpart of this Agreement, duly executed and delivered by the Borrower and Lenders constituting the Required Lenders and (ii) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Agreement and any other legal matters relating to the Borrower or the transactions contemplated hereby.

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(b) Work Fee. The Borrower shall have paid to each Lender that signs this Agreement on or before the Effective Date a fee in an amount equal to 0.25% times such Lender’s Commitment, which fee shall be fully earned and due on the Effective Date shall be nonrefundable.

(c) Fees and Expenses. All fees and expenses of counsel to the Administrative Agent estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Section 6. RELEASE. The Borrower hereby acknowledges and agrees that: (a) each of the Administrative Agent, each other Secured Party and each of their respective affiliates, employees, officers, agents, contractors and attorneys-in-fact (collectively, the “Lender Parties”) have acted in good faith in negotiating and entering into this Agreement and that the provisions hereof are not in breach or violation of any duty or obligation, express or implied, of such Lender Party to the Borrower; (b) each of the Lender Parties have fully performed all of their express and implied obligations to the Borrower in connection with the Loan Documents and with respect to all other loan and contractual relationships between the Administrative Agent and the Secured Parties, on the one hand, and the Borrower, on the other hand; and (c) the Borrower has no existing defense, counterclaim, offset, cross-complaint, claim, demand or cause of action against any of the Lender Parties of any nature, whether in tort or in contract related to the Loan Documents. In consideration for the execution of this Agreement, the Borrower does hereby release and forever discharge all of the Lender Parties from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, now existing, which might be asserted against any Lender Party arising out of, based upon, or associated with any action taken or not taken by any Lender Party from the beginning of time to the date of this Agreement. The provisions of this Section 6 shall survive the termination of this Agreement and repayment and performance in full of the Obligations under the Loan Documents.

Section 6. REINSTATEMENT. If any consideration transferred to any Lender Party hereunder shall be avoided in whole or in part or otherwise forfeited or refunded to a receiver, trustee, bankruptcy estate or otherwise, or any Lender Party is required to pay any claim arising out of the Loan Documents or any transaction related thereto, or any Lender Party agrees to pay any such amount as part of a compromise or settlement of pending or threatened claims, then the Obligations due under the Loan Documents shall be reinstated to the extent of such repayment and the Borrower shall pay over to such Lender Party all such amounts.

Section 7. CROSS-REFERENCES. References in this Agreement to any Section are, unless otherwise specified, to such Section of this Agreement.

Section 8. INSTRUMENT PURSUANT TO CREDIT AGREEMENT; FURTHER ASSURANCES. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. Section 6.12 of the Credit Agreement is incorporated herein by reference and the Borrower acknowledges and agrees to comply therewith, including, without limitation, taking all such acts and entering into such instruments with respect to the Loan Documents or otherwise as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require.

Section 9. MISCELLANEOUS.

(a) Ratification and Confirmation of Loan Documents. The Borrower hereby consents, acknowledges and agrees to the waivers and consents set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which it is a party (including without limitation, the continuation and extension of the liens granted under the Collateral Documents to secure the Obligations).

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(b) Fees and Expenses. Without limiting the provisions of Section 10.04 of the Credit Agreement, the Borrower shall pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Agreement and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

(c) Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(d) Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 10.15 and 10.16 of the Credit Agreement.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f) Entire Agreement. This Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise except in a writing signed by the Administrative Agent for such purpose.

(g) Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender and their respective successors and assigns (subject to Section 10.06 of the Credit Agreement); provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Agent.

(i) Loan Documents. Except as expressly set forth herein, the waivers and consents provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Agent and the Lenders under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. The forbearance and other agreements described herein shall apply and be effective only with respect to the Specified Defaults specifically referred to in the applicable provisions hereof. The Credit Agreement and the other Loan Documents shall continue in full

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force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Credit Agreement as amended hereby.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

HILL INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

Forbearance Agreement

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Rosanne Parsill
Name:	Rosanne Parsill
Title:	Vice President

Forbearance Agreement

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as
Lender, Swing Line Lender and L/C Issuer

By:	/s/ George Linhart
Name:	George Linhart
Title:	Senior Vice President

Forbearance Agreement

Signature Page

CAPITAL ONE, N.A., as Lender

By:	/s/ Allison Sardo
Name:	Allison Sardo
Title:	Senior Vice President

Forbearance Agreement

Signature Page

THE PRIVATEBANK AND TRUST COMPANY, as Lender

By:	/s/ Matthew Gibbons
Name:	Matthew Gibbons
Title:	Managing Director

Forbearance Agreement

Signature Page

PNC BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ William Cornelius
Name:	William Cornelius
Title:	Vice President

Forbearance Agreement

Signature Page

EXHIBIT A

Specified Default

Sections 7.11(b), 7.11(c) and 8.01(b) of the Credit Agreement – failure of the Borrower to comply with the Consolidated Leverage Ratio and Consolidated Fixed Charge Coverage Ratio during the Forbearance Period.

Exhibit A

SCHEDULE 2(a)

to Forbearance Agreement

Approved Letters of Credit

Beneficiary	Maximum Amount	Purpose
Ministry of Infrastructure, Kosovo	$2,000,000	Performance Bond and Advance Payment Guarantee
Aqua Braila SV, Romania	$600,000	Advance payment guarantee
Aqua Salaz SV, Romania	$70,000	Advance payment guarantee
Aqua Timisoara SV, Romania	$700,000	Performance Bond and Advance Payment Guarantee
Aba Canal SA, Sibiu, Romania	$600,000	Performance Bond and Advance Payment Guarantee
Jeddah Municipality, Saudi Arabia	$225,000	Bid Bond
HSBC(china) BUCG Sanas Airport	$2,000,000	Advance payment guarantee
HSS Holdings - Comoros Island Development Program	$12,000,000	Advance payment guarantee

Schedule 2(a) to Forbearance Agreement

SCHEDULE 4

to Forbearance Agreement

Certain Outstanding Obligations as of June 30, 2011

Revolving Loans
Principal Amount of Outstanding Swing Line Loans:	$0.00
Accrued and unpaid interest on Swing Line Loans:	$0.00
Accrued and unpaid default interest:	$0.00

Letters of Credit Outstanding
Face Amount:	$11,643,500.35
Undrawn Amount:	$11,643,500.35
Expiration Date:	multiple
Beneficiary:	multiple

Accrued and unpaid Letter of Credit Fees:	see invoice as of 6/30/11
Accrued and unpaid L/C Issuer fronting fees:	N/A

Principal amount of Revolving Loans Outstanding:	$72,300,000.00
Accrued and unpaid interest on outstanding Revolving Loans:	$798,181.40
Accrued and unpaid default interest:	$0.00

Unused fees	$20,954.25

Schedule 4 to Forbearance Agreement